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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Carey Institutional Properties Incorporated and Subsidiaries on Form S-3 (File No. 33-96294) of our report dated March 31, 1998, on our audits of the consolidated financial statements and financial statement schedule of Carey Institutional Properties Incorporated and Subsidiaries as of December 31, 1995, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997, which reports are incorporated by reference in the Annual Report on Form 10-K.


                                    /s/ Coopers & Lybrand L.L.P.

New York, New York
April 2, 1998


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